UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Nobel Learning Communities, Inc.
(Name of Registrant as Specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported): May 18, 2011

NOBEL LEARNING COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10031	22-2465204
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1615 West Chester Pike, Suite 200 West Chester, PA		19382
(Address of Principal Executive Offices)		(Zip Code)

(484) 947-2048

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changes since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2011, Nobel Learning Communities, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) among the Company, Academic Acquisition Corp., a Delaware corporation (“Parent”), and Academic Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”) pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing after the Merger as the surviving corporation and a wholly-owned subsidiary of Parent.

As previously disclosed, pursuant to the Merger Agreement, the Company agreed to offer (the “Option Offer”) to amend each stock option outstanding immediately prior to the effective time of the Merger (the “Effective Time”) that was issued under the terms of a stock plan of the Company other than the 2000 Stock Option Plan and the 2010 Stock Option Plan (“Eligible Options”). The Option Offer will provide that each holder of Eligible Options shall be entitled to receive, in consideration of the cancellation of all such Eligible Options held by such option holder, subject to the consummation of the Merger and effective as of the Effective Time, a cash payment per share equal to either (i) the excess of $11.75 over the exercise price of the applicable Eligible Option for Eligible Options with an exercise price that is equal to or less than 11.75, or (ii) $0.10 per Eligible Option for Eligible Options with an exercise price that exceeds $11.75 (“Underwater Eligible Options”). With respect to certain stock options issued under the terms of the 2000 Stock Option Plan or the 2010 Stock Option Plan outstanding immediately prior to the Effective Time (“Other Options” and, collectively with the Eligible Options, “Company Options”), under the Merger Agreement, the Company has agreed to take all actions to provide that each such stock option shall, as of the Effective Time, (i) automatically become fully vested and exercisable, (ii) cease to be outstanding and be automatically canceled and cease to exist and (iii) be automatically converted into the right to receive the excess of $11.75 over the exercise price.

Following the execution of the Merger Agreement, the Company entered into agreements with each of George H. Bernstein, Thomas Frank, G. Lee Bohs, Patricia B. Miller, Jeanne Marie Welsko and Susan Race (collectively, the “Option Holders”) pursuant to which each Option Holder agreed to the amendment of his or her Other Options, to tender his or her Eligible Options when requested to do so pursuant to the terms of the Option Offer and to which such Option Holder would otherwise be entitled in the Option Offer for such Option Holder’s Underwater Eligible Options (each such agreement, an “Option Cancellation Agreement”). All of the Option Holders entered into their Option Cancellation Agreements on May 18, 2011.

In connection with the Merger, as a result of entering into the Option Cancellation Agreements, at the Effective Time each Option Holder will be entitled to receive the amount listed opposite their name for their Company Options (the amounts shown below do not include amounts waived in respect of each Option Holders’ Underwater Eligible Options):

Option Holder	Consideration for Company Options

George H. Bernstein	$1,211,715.00

Thomas Frank	$579,070.00

G. Lee Bohs	$236,180.00

Patricia B. Miller	$576,940.00

Jeanne Marie Welsko	$194,992.50

Susan Race	$167,400.00

The disclosure contained herein is intended merely as a summary and does not purport to be complete and is qualified in its entirety by reference to the full text Option Cancellation Agreements attached as exhibits hereto.

Additional Information

The Company will file with the SEC, and furnish to its stockholders, a proxy statement soliciting proxies for the meeting of its stockholders to be called with respect to the proposed transaction between the Company, Parent and Merger Sub. THE HOLDERS OF THE COMPANY’S COMMON STOCK ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT IS FINALIZED AND DISTRIBUTED TO THEM BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. The Company’s stockholders and other interested parties will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the Securities and Exchange Commission (“SEC”) from the SEC’s website at www.sec.gov. The Company’s stockholders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents by directing a request by mail or telephone to Nobel Learning Communities, Inc., 1615 West Chester Pike, Suite 200, West Chester, PA 19382-6223, Attention: Corporate Secretary, telephone: (484) 947-2000, or from the Company’s website, www.nobellearning.com.

The Company and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be “participants” in the solicitation of proxies from stockholders of the Company with respect to the proposed merger. Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in the Company’s proxy statement relating to the proposed merger when it is filed with the SEC. Information regarding certain of these persons and their beneficial ownership of the Company’s common stock as of September 16, 2010 is also set forth in the Company’s proxy statement for its 2010 Annual Meeting of Stockholders, which was filed with the SEC on October 1, 2010.

The Option Agreement described above will be accomplished through a tender offer that has not yet commenced. This report is neither an offer to purchase nor a solicitation of an offer to sell securities. At the time the tender offer is commenced, the Company will file a Tender Offer Statement on Schedule TO with the SEC. The Tender Offer Statement (including an Offer to Amend, a related Letter of Transmittal and other tender offer documents) will contain important information that should be read carefully before any decision is made with respect to the tender offer. These documents (and all other offer documents filed with the SEC) will be available at no charge on the SEC’s website at www.sec.gov.

Safe Harbor for Forward-Looking Statements

This schedule, and the information incorporated by reference herein, contains forward-looking statements as defined by the federal securities laws, which are based on the Company’s current expectations and assumptions. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Important factors that may cause or contribute to such differences include uncertainties as to the timing of the merger; uncertainties as to how many stockholders of the Company will accept payment for their shares pursuant to the merger agreement; the possibility that various closing conditions requirement for the consummation of the merger may not be satisfied or waived, the risk that the market price of the Company’s common stock may decline if the merger is not completed or is delayed, and such other factors as are set forth in the risk factors detailed from time to time in the Company’s periodic reports and registration statements filed with the SEC including, without limitation, the risk factors detailed in the Company’s Annual Report on Form 10-K for the year ended July 3, 2010. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The Exhibit Index attached hereto is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBEL LEARNING COMMUNITIES, INC.

By:	/s/ Thomas Frank

Name:	Thomas Frank
Title:	Chief Financial Officer

Date: May 24, 2011

EXHIBIT INDEX

Number	Description of Document

10.1	Option Cancellation Agreement entered into by and between Nobel Learning Communities, Inc. and George H. Bernstein dated May 18, 2011.

10.2	Option Cancellation Agreement entered into by and between Nobel Learning Communities, Inc. and Thomas Frank dated May 18, 2011.

10.3	Option Cancellation Agreement entered into by and between Nobel Learning Communities, Inc. and Patricia B. Miller dated May 18, 2011.

10.4	Option Cancellation Agreement entered into by and between Nobel Learning Communities, Inc. and G. Lee Bohs dated May 18, 2011.

10.5	Option Cancellation Agreement entered into by and between Nobel Learning Communities, Inc. and Jeanne Marie Welsko dated May 18, 2011.

10.6	Option Cancellation Agreement entered into by and between Nobel Learning Communities, Inc. and Dr. Susan W. Race dated May 18, 2011.